UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 14, 2014 (February 12, 2014)

WESTINGHOUSE AIR BRAKE

TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other Jurisdiction

of Incorporation)

1-13782	25-1615902
(Commission File No.)	(I.R.S. Employer Identification No.)

1001 Air Brake Avenue Wilmerding, Pennsylvania	15148
(Address of Principal Executive Offices)	(Zip Code)

(412) 825-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 12, 2014, Westinghouse Air Brake Technologies Corporation (“Wabtec”) entered into a definitive agreement to acquire Fandstan Electric Group Ltd., a leading rail and industrial equipment supplier based in London, England, for cash of about $215 million. The transaction is subject to customary closing conditions and competition authority clearance. Wabtec expects the transaction to be completed in the first quarter of 2014. The press release announcing the signing is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit.

The following exhibit is filed with this report on Form 8-K:

Exhibit No.	Description

99.1	Press release dated February 12, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/s/ Patrick D. Dugan

Patrick D. Dugan
Chief Financial Officer

Date: February 14, 2014

EXHIBIT INDEX

Exhibits

99.1	Press release issued by Westinghouse Air Brake Technologies Corporation on February 12, 2014.